Exhibit 10.1

THIRD AMENDMENT

THIRD AMENDMENT, dated as of December 8, 2017 (this “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (as amended by the First Amendment, dated as of September 27, 2016 and the Second Amendment dated as of September 28, 2017, the “Credit Agreement”), among TTM TECHNOLOGIES, INC. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement;

WHEREAS, Section 10.1 of the Credit Agreement permits the Borrower to amend the Credit Agreement, with the written consent of the Administrative Agent and the Required Lenders for the purpose of adding certain provisions to the Credit Agreement;

WHEREAS, upon the occurrence of the Third Amendment Effective Date, the Credit Agreement will be deemed amended as set forth herein (the Credit Agreement with such amendments, the “Amended Credit Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Required Lenders are willing to agree to this Amendment and the Amended Credit Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.    Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.    Amendment to the Credit Agreement. Effective as of the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)    The following definitions are hereby added in the appropriate alphabetical order to Section 1.1 of the Credit Agreement:

“LCA Test Date”: as defined in Section 1.3.

“Limited Condition Acquisition”: any Permitted Acquisition or similar acquisition by the Parent or one or more of its Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

(b)     The definition of “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the words “ (subject to the application of Section 1.3 in the case of a Limited Condition Acquisition)” immediately before the words “ the purchase or other acquisition by the Borrower”.

(c)    The following section is hereby added as a new Section 1.3:

1.3    Limited Condition Acquisitions. Notwithstanding anything to the contrary in this Agreement, in the case of the incurrence of any Indebtedness (excluding, for the avoidance of doubt, Indebtedness under the ABL Credit Agreement but including any Incremental Term Facilities) or Liens or the making of any Permitted Acquisitions or other investments, restricted payments, prepayments of specified indebtedness or asset sales, in each case, in connection with a Limited Condition Acquisition, at the Borrower’s option, the relevant ratios and baskets shall be determined, and any Default or Event of Default blocker shall be tested, as of the date the definitive acquisition agreements for such Limited Condition Acquisition are entered into and calculated as if the acquisition and other pro forma events in connection therewith were consummated on such date (the “LCA Test Date”); provided that if the Borrower has made such an election, in connection with the calculation of any ratio (other than for purposes of calculating compliance with the financial covenants) or basket with respect to the compliance with this Agreement of any other Permitted Acquisitions or other investments, restricted payments, prepayments of specified indebtedness or asset sales on or following the LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated, any such basket or ratio shall give pro forma effect to such Limited Condition Acquisition as if it occurred on the LCA Test Date.

(d)    Section 2.24(e) of the Credit Agreement is hereby amended by (i) adding the words “except to the extent provided in Section 1.3 if the proceeds of any Incremental Term Facility are being used to finance a Limited Condition Acquisition,” at the beginning of clauses (i) and (ii) thereof and (ii) adding the following sentence as the last sentence of such Section 2.24(e): “Notwithstanding anything to the contrary in this Agreement, the incurrence of Incremental Term Loans to finance the acquisition by the Borrower of the equity interests of Anaren Holding Corp pursuant to that certain Stock Purchase Agreement, dated as of December 1, 2017, between the Borrower and Anaren Holdings LLC, as contemplated by such Stock Purchase Agreement, shall be permitted.”

(e)    Section 5.2 of the Credit Agreement is hereby amended by adding the following sentence as the last sentence of such Section 5.2: “For the avoidance of doubt, the foregoing conditions set forth in this Section 5.2 shall be subject to the limitations set forth in Sections 1.3 and 2.24 to the extent the proceeds of any Incremental Term Facility are being used to finance a Limited Condition Acquisition.”.

SECTION 3.    Third Amendment Effective Date. This Amendment (subject to Section 4) shall become effective as of the date (the “Third Amendment Effective Date”) on which the following conditions precedent have been satisfied:

(a)    The Administrative Agent shall have received this Amendment, executed and delivered by the Administrative Agent, the Borrower and the Required Lenders.

(b)    All costs, fees and expenses required to be paid by the Borrower to the Administrative Agent, Barclays Bank PLC and the Required Lenders in connection with the Amended Credit Agreement and this Amendment (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) shall have been paid to the extent due and invoiced to the Borrower.

SECTION 4.    Representations and Warranties. The Borrower represents and warrants to each of the Required Lenders and the Administrative Agent that, as of the Third Amendment Effective Date, (i) the Borrower has taken all necessary corporate action to authorize (x) the execution and delivery of this Amendment and (y) the performance of this Amendment and the Amended Credit Agreement, (ii) this Amendment has been duly executed and delivered on its behalf and (iii) this Amendment and the Amended Credit Agreement constitute its valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 5.    Effect of Amendment.

5.1    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. The Borrower, on behalf of itself and each Guarantor, acknowledges and agrees that all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

5.2    On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement).

SECTION 6.    General.

6.1    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.2    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.3    Amendments. This Amendment may be amended, modified or supplemented only by a writing signed by the Administrative Agent, the Required Lenders and the Borrower; provided that any amendment or modification that would require the consent of all Lenders or all affected Lenders if made under the Credit Agreement shall require the consent of all Lenders or all affected Lenders, as applicable.

6.4    Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

TTM TECHNOLOGIES, INC., as Borrower

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber Title: Senior Vice President and General Counsel

Third Amendment to Term Loan Credit Agreement

TTM Technologies, Inc.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Marshall Trenckmann
Name: Marshall Trenckmann Title: Executive Director

Third Amendment to Term Loan Credit Agreement

TTM Technologies, Inc.